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                                                                      EXHIBIT 1

                             EXHIBIT TO SCHEDULE 13D

                       PERRY COUNTY FINANCIAL CORPORATION
                              CUSIP NO. 714470-10-4


         Pursuant to Regulation ss. 240.13d-1(k)(l)(iii), the undersigned agree that the following statement is filed on behalf of each of them.


                                              THE ROOSEVELT GROUP, L.L.C.

Dated:  September 21, 1999
                                         By:  /S/ Daniel G. O'Donnell
                                              ----------------------------------
                                              Daniel G. O'Donnell, Secretary


                                         BRADSHAW CAPITAL MANAGEMENT, L.L.C.

Dated:  September 21, 1999
                                         By:  /S/ Stanley J. Bradshaw
                                              ----------------------------------
                                              Stanley J. Bradshaw, President